UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2006 (April 24, 2006)

Inhibitex, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-50772	74-2708737

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employee Identification No.)

9005 Westside Parkway
Alpharetta, GA	30004

(Address of Principal	(Zip Code)
Executive Offices)
(678) 746-1100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 24, 2006, the compensation committee of the board of directors of Inhibitex, Inc. approved a company-wide incentive program designed to retain and incentivize the company’s key employees. This program includes incentives consisting of a combination of cash, restricted stock and stock options. The equity components of this program will be issued pursuant to the company’s amended and restated 2004 Stock Incentive Plan. The incentives granted to the named officers of the company under this program are as follows:

	Restricted Shares	Stock Options	Cash
William D. Johnston, Ph.D. President and Chief Executive Officer	119,560	55,000	$90,125

Seth V. Hetherington, M.D. Vice President of Clinical Development and Chief Medical Officer	112,560	50,000	$84,350

Joseph M. Patti, Ph.D. Vice President Research and Development and Chief Scientific Officer	80,120	35,000	$59,875

Russell H. Plumb Vice President of Finance and Administration and Chief Financial Officer	73,400	50,000	$59,875

David M. Wonnacott, Ph.D. Vice President of Quality and Regulatory Affairs	82,560	30,000	$60,000
The exercise price of all of the stock options granted on April 24, 2006 was $2.05, the fair market value of the company’s common stock on such date.
The stock options, the restricted shares and the cash incentives vest over a two year period at a rate of 50% per year.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc. (Registrant)
Date: April 28, 2006	By:	/s/ Russell H. Plumb
Russell H. Plumb,
Vice President/Chief Financial Officer